
                                    EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 (Dollars in thousands, except per share data)

                              Nine Months Ended         Three Months Ended
                                 December 31,              December 31,
                              1997        1996          1997        1996
                           ---------- -----------    ----------  ----------
                          (Unaudited) (Unaudited)   (Unaudited) (Unaudited)
BASIC EARNINGS PER SHARE:

Weighted average shares
  outstanding                 17,112      17,121         17,112     17,121
                            ==========  ==========    ==========  =========
Income from continuing
  operations                $ 10,011    $  7,232      $   4,417   $  3,443
Income from discontinued
  operations                    -            728           -           803
                            ----------  ----------    ----------  ---------
      Net income            $ 10,011    $  7,960      $   4,417   $  4,246
                            ==========  ==========    ==========  =========
Income per share from
  continuing operations     $   0.59    $   0.42      $    0.26   $   0.20
Income per share from
  discontinued operations       -           0.04           -          0.05
                            ----------  ----------    ----------  ---------
      Net income per share  $   0.59    $   0.46      $    0.26   $   0.25
                            ==========  ==========    ==========  =========

DILUTED EARNINGS PER SHARE:

Weighted average shares
  outstanding                 17,149      17,138         17,157     17,136
Convertible notes              3,235       3,235          3,235      3,235
                            ----------  ----------    ----------  ---------
      Total shares            20,384      20,373         20,392     20,371
                            ==========  ==========    ==========  =========
Income from continuing
  operations<F1>            $ 11,542    $  8,815      $   4,925   $  3,971
Income from discontinued
  operations                    -            728           -           803
                            ----------  ----------    ----------  ---------
       Net income           $ 11,542    $  9,543      $   4,925   $  4,774
                            ==========  ==========    ==========  =========
Income per share from
  continuing operations     $   0.57    $   0.42      $    0.24   $   0.19
Income per share from
  discontinued operations       -           0.04           -          0.04
                            ----------  ----------    ----------  ---------
       Net income per share $   0.57    $   0.46<F2>  $    0.24   $   0.23
                            ==========  ==========    ==========  =========

<F1> Adjusted for interest on convertible debt
<F2> Anti-dilutive; use basic earnings per share

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